Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

March 13, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on March 13, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

March 13, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Hans Vestberg Co-Founds Next Phase of US Data Centers Inc.
with Digi Power X to Deploy Modular AI Infrastructure at Scale

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated
prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – March 13, 2026 – Digi Power X Inc. (“Digi Power X” or the “Company”) (Nasdaq: DGXX / Cboe Canada: DGX) today announced the launch of the next phase of development of US Data Centers, Inc. (“USDC”), a dedicated AI infrastructure platform focused on the development, manufacturing and global deployment of modular Tier III AI data centers, through an independent, private raise of capital. This phase was co-founded with Hans Vestberg, former Chairman and Chief Executive Officer of Verizon Communications and current board member of BlackRock, who will serve as Co-Founder and Senior Advisor to USDC.

This next phase of development is intended to establish USDC as a stand-alone and dedicated AI infrastructure manufacturing and deployment platform, while allowing Digi Power X to maintain a sharper focus on energy-optimized digital infrastructure operations.

Under this structure:

●	USDC will lead the manufacturing, distribution and global deployment of modular AI data center infrastructure.

●	Digi Power X will continue developing and operating energy-efficient digital infrastructure assets, including power generation and high-performance compute facilities.

This structure will position each company to capture growth across different sectors of the rapidly expanding AI infrastructure value chain, while allowing shareholders of the Company to participate in that growth through Digi Power X’s equity stake in USDC.

The ARMS™ Platform: Modular AI Infrastructure at Scale

At the core of US Data Centers, Inc. is the ARMS™ (AI-Ready Modular Solution) platform — a proprietary modular data center system engineered for the rapid deployment of high-density AI computing infrastructure.

The ARMS platform is purpose-built to solve one of the most pressing challenges facing the AI industry: the inability of traditional data center construction to keep pace with the accelerating demand for compute capacity. Where conventional facilities could require years to plan, permit and build, ARMS-based deployments can be commissioned in a fraction of that time.

Each ARMS unit is a self-contained, Tier III-certified modular data center designed to support advanced GPU clusters for large-scale AI workloads, including machine learning training, inference, and generative AI applications. Units are designed for rapid scalability, allowing customers to expand compute capacity incrementally as demand grows.

ARMS 200 system set up at Digi Power X’s Alabama site

Business Model and Go-to-Market Strategy

USDC’s goal is to generate revenue through multiple channels, including direct infrastructure manufacturing and deployment for enterprise and sovereign customers.

Target customers include:

●	Hyperscalers and cloud service providers requiring rapid capacity expansion

●	Enterprise customers deploying private AI infrastructure

●	Sovereign AI initiatives requiring domestically controlled compute capacity

●	Colocation tenants seeking pre-built, high-density AI-ready facilities

The modular nature of the ARMS platform will allow USDC to serve customers across a wide range of deployment sizes, from single-unit installations to large-scale multi-megawatt campus deployments.

In order to capitalize the entity and work towards achieving these goals, USDC issued shares of Preferred Stock in an initial capital raising transaction that ascribes a valuation to USDC of approximately US$10 million, including the issuance of 3,200,000 shares of Preferred Stock for a total of US$800,000. Digi Power X remains a majority shareholder of USDC, holding shares of Common Stock constituting more than 50% of USDC’s equity.

Addressing the Global AI Infrastructure Gap

The rapid proliferation of artificial intelligence is creating unprecedented demand for high-performance computing infrastructure worldwide. Industry analysts estimate that global investment in AI infrastructure could reach hundreds of billions of dollars over the coming decade as enterprises, governments and cloud providers race to scale their AI capabilities.

USDC is positioning itself to capture a share of this opportunity by offering a faster, more flexible alternative to traditional data center development — developing and producing Tier III-certified AI infrastructure that can be delivered at the speed the market demands.

Leadership

Michel Amar, Chairman and CEO of Digi Power X, commented:

“We are extremely excited to partner with Hans Vestberg in this next phase of US Data Centers, Inc. Hans brings unparalleled experience in global telecommunications infrastructure and technology leadership. His involvement will significantly strengthen USDC’s ability to build a next-generation AI infrastructure platform designed to meet the growing global demand for AI compute.”

Hans Vestberg added:

“The global demand for AI computing is accelerating at an unprecedented pace. It’s a massive shift in the market. I see a clear opportunity for US Data Centers, Inc. to lead this space. By leveraging our scale and execution, we will build the next generation of infrastructure and create a truly world-class platform. I look forward to partnering with USDC leadership team to deliver on this vision and drive the business forward.”

Related Party Transaction

Certain officers and directors of the Company (the “Insiders”) were issued an aggregate of 10,200,000 shares of Common Stock in USDC in exchange for services. The participation by the Insiders is considered a “related party transaction” as defined under Multilateral Instrument 61-101 (“MI 61-101”). The Company is relying on an exemption from the formal valuation and minority shareholder approval requirements provided under MI 61-101 pursuant to section 5.5(a) and section 5.7(1)(a) of MI 61-101, on the basis that the participation by the Insiders does not exceed 25% of the fair market value of the Company’s market capitalization. The Company did not file a material change report in respect of the participation by the Insiders at least 21 days before the closing of the transaction, which the Company believes is reasonable in the circumstances in order to complete the transaction in an expeditious manner.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This news release shall not constitute an offer of securities for sale in the United States. The securities being offered by USDC have not been registered under the United States Securities Act of 1933, as amended, and such securities may not be offered or sold within the United States absent registration under U.S. federal and state securities laws or an applicable exemption from such U.S. registration requirements.

About Digi Power X

Digi Power X is an energy-efficient digital infrastructure company focused on the development of next-generation data centers and energy solutions designed to power the future of high-performance computing.

About US Data Centers, Inc.

US Data Centers, Inc. is an AI infrastructure company focused on the development, manufacturing, and deployment of modular Tier III AI data center platforms designed to support high-density AI computing workloads.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding goals, expectations and targets for the business of USDC. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,’ “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty regarding USDC’s ability to raise additional capital; reduction in the Company’s economic interest in USDC resulting from expected further equity issuances by USDC; the Company’s lack of voting control over USDC; revenue may not earned by USDC on the timelines anticipated, or at all; the ability of USDC to attract target customers; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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